UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2015

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 27, 2015, Kraton Polymers LLC, a wholly owned subsidiary of Kraton Performance Polymers, Inc. (“Kraton”), entered into a definitive agreement (the “Stock Purchase Agreement”) dated as of September 27, 2015, with AZC Holding Company LLC, a Delaware limited liability company (the “Seller”), and Arizona Chemical Holdings Corporation, a Delaware corporation (the “Company” and, together with Seller, the “Arizona Parties”). Pursuant to the Stock Purchase Agreement, Kraton will acquire all of the outstanding capital stock of the Company for a cash purchase price of $1.37 billion.

The closing of the transaction is subject to the receipt of certain regulatory approvals and other customary conditions as described below. Closing of the transaction is currently expected to occur in late 2015 or early 2016.

Principal terms of the Stock Purchase Agreement include:

•	Consideration; Adjustments: The purchase price is subject to adjustment for cash and indebtedness at the closing of the transaction, as well as an adjustment for working capital and other items.

•	Debt Financing: The acquisition is expected to be funded by a combination of borrowings under new senior secured credit facilities and an offering of debt securities. In connection with the acquisition, Kraton secured commitment letters to fund the purchase price.

•	Closing Conditions: In addition to customary closing conditions, the respective obligations of the parties to consummate the transaction are subject to clearances and approvals under the rules of antitrust and competition law authorities in the United States, Germany, Russia and the Ukraine. Once all closing conditions are satisfied, Kraton will have a 20 business day marketing period during which it will commence the debt financing and obtain the cash to pay the purchase price at closing.

•	Representations and Warranties; Covenants: The parties have made customary representations and warranties to each other and have agreed to certain limitations on the conduct of the Company’s business prior to closing. The Stock Purchase Agreement also contains customary covenants, including those relating to the efforts and actions necessary to obtain approval of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act and other antitrust and competition laws. The parties have agreed to use their reasonable best efforts to cooperate with each other and respond to and comply promptly with any requests for information with respect to antitrust and competition laws, provided that neither party shall be obligated to divest any assets or business or terminate any contract or business relationship to obtain antitrust clearance of the transaction if such divestiture or termination would have a material impact on the business, operations or financial condition of Kraton and the Company in the aggregate.

•	Termination of Representations and Warranties and Certain Covenants: All of the representations and warranties of the Arizona Parties and Kraton that are included in the Stock Purchase Agreement terminate at the earlier of the closing of the transaction or the termination of the Stock Purchase Agreement.

•	Termination: The parties may terminate the Stock Purchase Agreement (1) by mutual written consent; (2) if the closing has not occurred on or before February 5, 2016 (although either party may elect to extend such end date one or more times to a date no later than March 4, 2016 if all conditions other than certain regulatory conditions have been satisfied or are capable of satisfaction); (3) if a court or other judicial body has issued a final and nonappealable order prohibiting the transaction; (4) due to material breaches of representations, warranties or covenants; or (5) if a party fails to consummate the transaction when required to do so and the other party stood ready to close.

•	Termination Fee: In the event the Stock Purchase Agreement is terminated by Seller because (i) Kraton materially breached a representation, warranty or covenant or (ii) Kraton fails to consummate the transaction when required to do so and the Arizona Parties stood ready to close, Kraton would be obligated to pay a $75 million termination fee to Seller, plus Seller’s attorneys’ fees and interest on the termination fee in the event the obligation is litigated.

* * *

The foregoing summary of the Stock Purchase Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Investors are cautioned that the representations, warranties and covenants included in the Stock Purchase Agreement were made by Kraton and the Arizona Parties referenced therein to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Stock Purchase Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the Stock Purchase Agreement, which disclosures are not necessarily reflected in the Stock Purchase Agreement. In addition, the representations and warranties may have been included in the Stock Purchase Agreement for the purpose of allocating risk between Kraton and the Arizona Parties referenced therein, rather than to establish matters as facts.

The Stock Purchase Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the transaction, not to provide any other factual information regarding Kraton or the Arizona Parties referenced therein or their respective businesses or the actual conduct of the Company’s business during the pendency of the Stock Purchase Agreement. Investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of facts about Kraton, the Arizona Parties or any other person referenced therein. Furthermore, you should not rely on the covenants in the Stock Purchase Agreement as actual limitations on the business of the Company because the Company may take certain actions that are either expressly permitted in the disclosure schedules to the Stock Purchase Agreement or as otherwise consented to by Kraton, which consent may be given without notice to the public.

The foregoing summary of the Stock Purchase Agreement and the transaction contemplated thereby contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected timing of the consummation of the transaction and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this Current Report on Form 8-K. Although Kraton believes that all such statements contained in this report are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Kraton’s control that could affect Kraton’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this Current Report on Form 8-K. Please refer to Kraton’s filings with the SEC for additional discussion of risks and uncertainties that may affect Kraton’s actual future results. Kraton undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: September 30, 2015	By:	/s/ STEPHEN E. TREMBLAY
Stephen E. Tremblay

Vice President & CFO

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Stock Purchase Agreement, dated as of September 27, 2015, by and among AZC Holding Company LLC, Arizona Chemical Holdings Corporation and Kraton Polymers LLC.*

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Kraton will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request by the Commission.